Exhibit 10.5

EXECUTION VERSION

Trademark Security Agreement

Trademark Security Agreement, dated as of December 9, 2009 by AOL INC., AOL ADVERTISING INC., BEBO, INC., GOING, INC., GOOWY MEDIA INC, LIGHTNINGCAST LLC, NETSCAPE COMMUNICATIONS CORPORATION, PATCH MEDIA CORPORATION, QUIGO TECHNOLOGIES LLC, SPHERE SOURCE, INC., TACODA LLC, THE RELEGENCE CORPORATION, THIRD SCREEN MEDIA LLC, WEBLOGS INC. LLC, YEDDA INC., (each individually, a “Pledgor”, and, collectively, the “Pledgors”), in favor of BANK OF AMERICA, N.A., in its capacity as collateral agent pursuant to the Credit Agreement (in such capacity, the “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, the Pledgors are party to a Security Agreement of even date herewith (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Security Agreement”) in favor of the Collateral Agent pursuant to which the Pledgors are required to execute and deliver this Trademark Security Agreement;

NOW, THEREFORE, in consideration of the premises and to induce the Collateral Agent, for the benefit of the Secured Parties, to enter into the Credit Agreement, the Pledgors hereby agree with the Collateral Agent as follows:

SECTION 1. Defined Terms. Unless otherwise defined herein, terms defined in the Security Agreement and used herein have the meaning given to them in the Security Agreement.

SECTION 2. Grant of Security Interest in Trademark Collateral. Each Pledgor hereby pledges and grants to the Collateral Agent for the benefit of the Secured Parties a lien on and security interest in and to all of its right, title and interest in, to and under all the following Pledged Collateral of such Pledgor, provided that any intent-to-use trademark application is excluded solely to the extent and for so long as creation by a Pledgor of a security interest therein would result in the loss by such Pledgor of any material rights therein:

(a) U.S. Trademarks of such Pledgor listed on Schedule I attached hereto;

(b) all Goodwill associated with such Trademarks; and

(c) all Proceeds of any and all of the foregoing (other than Excluded Property).

SECTION 3. Security Agreement. This Trademark Security Agreement has been executed and delivered by the Pledgor for the purpose of recording the grant of security interest herein with the United States Patent and Trademark Office. The security interest granted pursuant to this Trademark Security Agreement is granted in conjunction with the security interest granted to the Collateral Agent pursuant to the Security Agreement and Pledgors hereby acknowledge and affirm that the rights and remedies of the Collateral Agent with respect to the se-

curity interest in the Trademarks made and granted hereby are more fully set forth in the Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. In the event that any provision of this Trademark Security Agreement is deemed to conflict with the Security Agreement, the provisions of the Security Agreement shall control unless the Collateral Agent shall otherwise determine.

SECTION 4. Termination. Upon the payment in full of the Secured Obligations and termination of the Security Agreement, the Collateral Agent shall execute, acknowledge, and deliver to the Pledgors an instrument in writing in recordable form releasing the collateral pledge, grant, assignment, lien and security interest in the Trademarks under this Trademark Security Agreement.

SECTION 5. Counterparts. This Trademark Security Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Trademark Security Agreement by signing and delivering one or more counterparts.

SECTION 6. Governing Law. This Trademark Security Agreement and the transactions contemplated hereby, and all disputes between the parties under or relating to this Trademark Security Agreement or the facts or circumstances leading to its execution, whether in contract, tort or otherwise, shall be construed in accordance with and governed by the laws (including statutes of limitation) of the State of New York, without regard to conflicts of law principles that would require the application of the laws of another jurisdiction.

[signature page follows]

IN WITNESS WHEREOF, each Pledgor has caused this Trademark Security Agreement to be executed and delivered by its duly authorized officer as of the date first set forth above.

Very truly yours, AOL INC.

By:	/s/ Arthur Minson
Name:	Arthur Minson
Title:	Executive Vice President and Chief Financial Officer

AOL ADVERTISING INC.

BEBO, INC.

GOING, INC.

GOOWY MEDIA INC

LIGHTNINGCAST LLC

NETSCAPE COMMUNICATIONS CORPORATION

PATCH MEDIA CORPORATION

QUIGO TECHNOLOGIES LLC

SPHERE SOURCE, INC.

TACODA LLC

THE RELEGENCE CORPORATION

THIRD SCREEN MEDIA LLC

WEBLOGS INC. LLC

YEDDA, INC.

By:	/s/ Arthur Minson
Name:	Arthur Minson
Title:	Treasurer

Accepted and Agreed: BANK OF AMERICA, N.A., as Collateral Agent

By:	/s/ Antonikia Thomas
Name: Antonikia Thomas
Title: Assistant Vice President

SCHEDULE I

to

TRADEMARK SECURITY AGREEMENT

TRADEMARK REGISTRATIONS AND TRADEMARK APPLICATIONS

*AMERICA ONLINE, INC. changed its name to AOL LLC on April 3, 2006. These trademarks of AOL LLC were transferred to AOL Inc. pursuant to the Separation and Distribution Agreement between AOL Inc. and Time Warner Inc., dated as of November 16, 2009, and the Assignment and Assumption Agreement by and among AOL Inc., AOL LLC and Time Warner Inc., dated as of December 4, 2009.

*PLATFORM-A, INC. changed its name to AOL ADVERTISING INC. on October 1, 2009.

*WL ACQUISITION LLC changed its name to WEBLOGS, INC. LLC on March 11, 2009.

Trademark Registrations:

See attached.

Trademark Applications:

See attached.